                                                                    EXHIBIT 1.1

                                                           Draft of May 7, 1996

                                5,000,000 Shares

                        PHYSICIANS RESOURCE GROUP, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                   May   , 1996

SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
VOLPE, WELTY & COMPANY
     As Representatives of the Several Underwriters
c/o SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York  10013

Dear Sirs:

            Physicians Resource Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 3,500,000 shares (the "Firm Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the persons named in Schedule I hereto as selling stockholders (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 1,500,000 shares of Common Stock. The 3,500,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 1,500,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares." In addition, solely for the purpose of covering over-allotments, the Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 750,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers."

            The Sellers wish to confirm as follows their agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Shares by the Underwriters.

            1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the prospectus.

            2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Sellers herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly,
to purchase from the Company, at a purchase price of $          per share (the
"purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

            Subject to such adjustments as you may determine in order to avoid fractional shares, the Selling Stockholders agree, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Sellers herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees to purchase from the Selling Stockholders at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

            The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business



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day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 750,000 Additional Shares. The Additional Shares may be purchased solely to cover over-allotments, if any, incurred by the Underwriters in connection with the offer and sale of the Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

            Certificates in transferable form for the Shares that each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with Chemical Mellon Shareholder Services Group, Inc. (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing Richard M. Owen and Richard J. D'Amico as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact represents that he is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder and to take such other actions as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

            3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

            4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New
York City time, on May   , 1996



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(the "Closing Date").  The place of closing for the Firm Shares and the Closing
Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

            Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

            Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later then 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

            5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall



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issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge, four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

            (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph
(d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.



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            (g) The Company will cooperate with you and with counsel for the
Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

            (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

            (k) The Company will apply the net proceeds from the sale of the Shares by it substantially in accordance with the description set forth in the Prospectus.

            (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

            (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectus (the "90-Day Lockup Period"), without the prior written consent of Smith Barney Inc., except that the Company may issue during the 90-Day Lockup Period Acquisition Shares, as defined in Section 5(m) of that certain Underwriting Agreement (the "1995 Underwriting Agreement"), dated June 23, 1995, between the Company and Smith Barney Inc. and Volpe, Welty & Company, as representatives of the several underwriters named therein, in such amounts and subject to such conditions as specified in such section. The Company further agrees for the express benefit of the Underwriters that it will not waive any provision of any registration rights agreement, registration rights, stockholders agreement or any reorganization agreement (as defined in the 1995 Underwriting Agreement), in each case relating



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to any restriction imposed on the subsequent transfer or other disposition of shares of Common Stock and will enforce any such provision so as to limit the transfer or other disposition of shares of the Common Stock during the 90-Day Lockup Period.

            (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you for the 90-Day Lockup Period.

            (o) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (p) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

            (q) The Company will furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim financial statements, if any, of the Company which have been read by Arthur Andersen, LLP, as stated in their letter to be furnished pursuant to Section 10(e).

            6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several Underwriters as follows:

            (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement, any Abbreviated Registration Statement and any post-effective amendment thereto to become effective at the earliest possible time.

            (b) Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of any Shares that are sold by such Selling Stockholder to the Underwriters.

            (c) Such Selling Stockholder will do or perform all things required to be done or performed by such Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares by such Selling Stockholder pursuant to this Agreement.

            (d) Such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, or grant any option to purchase, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) owned by such Selling Stockholder, except for the sale of Shares to the Underwriters pursuant to this Agreement, or exercise any registration rights with respect to the sale of Common Stock (except such registration rights as may have been exercised by such Selling Stockholder in connection with the offer and sale of the Shares), without the prior written consent of Smith Barney Inc. for a period of 90 days after the date of the Prospectus.

            (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed



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to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information relating to such Selling Stockholder and of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or any other information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto that comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect.

            (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).


            7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

            (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement hereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

            (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.



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            (d) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

            (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

            (f) All the Company's subsidiaries as defined in the Act (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary other than Ophthalmic Laser Center, L.L.C. ("OLC") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation; OLC is a limited liability company duly organized and validly existing under the laws in the jurisdiction of its organization; each Subsidiary has full corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; all the outstanding shares of capital stock of each of the Subsidiaries other than OLC have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except as disclosed in the Prospectus; and all the outstanding membership interests in OLC have been duly authorized and validly issued and 85% of such interests are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as disclosed in the Prospectus.

            (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

            (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having



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jurisdiction over the Company or any of the Subsidiaries, except where such violation does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries taken as a whole or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such default does not and will not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (i) None of the issuance of the Shares to be issued and sold by the Company pursuant to this Agreement, the sale of the Shares, the execution, delivery or performance of this Agreement nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, which has been or will be effected in accordance with this Agreement, and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except where such conflict, default or lien (other than in the case of a conflict or default under the certificate or articles of incorporation or bylaws) individually or in the aggregate, does and would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (j) The accountants, Arthur Andersen, LLP and Coopers & Lybrand L.L.P., who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the rules and regulations thereunder.

            (k) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present Zfairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries and (as to financial statements and related notes included in the Registration Statement and Prospectus or any amendment or supplement thereto pursuant to Section 3.05 of Regulation S-X under the Act) of acquired companies or companies the acquisition of which is probable ("Acquisition Companies"), as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial information included in the Registration Statement and the Prospectus (and any amendment and supplement thereto) has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information, and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries and of Acquisition Companies, as the case may be.

            (l) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that rights of indemnity and contribution hereunder may be limited by Federal and state securities laws.

            (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is or would be material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (n) The Company and each Subsidiary has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are (i) not materially important or significant in relation to the Company and the Subsidiaries, taken as a whole, or (ii) described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and all the property described in the Prospectus as being held under lease by the Company and each Subsidiary is held by such entity under valid, subsisting and enforceable leases.

            (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

            (p) The Company and each Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct such entity's respective business in the manner described in the Prospectus, except where the failure to have any such Permit would not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and subject to such qualifications as may be set forth in the Prospectus; the Company and each of the

Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

            (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) To the Company's knowledge, neither the Company nor any of its Subsidiaries, nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (s) There are no material Medicare or Medicaid recoupment or recoupments of any third-party payor being sought, requested or claimed, or to the Company's knowledge, threatened against the Company or any of the Subsidiaries.

            (t) The Company and each Subsidiary is in material compliance with all applicable Federal, state and local environmental laws and regulations including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the "Environmental Laws"), and to the Company's knowledge under current law, there are no existing circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future.

            (u) Except as set forth in the Registration Statement or Prospectus, there is no material claim under any Environmental Law, including common law, pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries (an "Environmental Claim") and, to the Company's best knowledge, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that would reasonably be expected to form the basis of any material claim against the Company or any of the Subsidiaries.

            (v) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement; and except as described in or contemplated by the Prospectus (a) there are no outstanding options, warrants or other rights calling for the issuance of and there are no commitments, plans or arrangements to issue any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, and (b) except as referred to in the Prospectus, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares to be sold by the Company.

            (w) The Company and each Subsidiary own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the foregoing.

            (x) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (y) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

            (z) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

            (aa) The Shares have been approved for listing on the New York Stock Exchange.

            (ab) The Company has filed in a timely manner with the Commission each document required to be filed by it pursuant to the Exchange Act, each such document at the time if was filed conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ac) Except as described in the Prospectus, neither the execution, delivery or performance of the agreements listed on Schedule III hereto (the "Acquisition Agreements") by the Company and, as applicable, the Subsidiaries nor the consummation by the Company and, as applicable, the Subsidiaries of the transactions contemplated thereby (i) requires or required any consent, approval, authorization or other order of, or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as have been obtained by the Company or the Subsidiaries in a timely fashion) or conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a material breach of, or a material default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or incumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (ad) To the best knowledge of the Company, and except as to any of the following that, individually or in the aggregate would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (i) there are no legal or governmental proceedings pending or threatened against the Affiliated Practices (as defined in the Prospectus) or those ophthalmic and optometric practices which, upon completion of the transactions contemplated by the Acquisition Agreements, will become Affiliated Practices (together with the Affiliated Practices, the "Practices"); (ii) none of the Practices is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Practices or of any decree of any court or governmental agency or body having jurisdiction over the Practices or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of their respective properties may be bound (iii) each Practice has such Permits as are necessary to own such Practice's properties and to conduct such Practice's business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; each Practice has fulfilled and performed all its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is burdensome to such Practice; and (iv) there are no Medicare or Medicaid recoupment or recoupments of any third-party payor being sought, requested, claimed or threatened against any of the Practices.

            8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

            (a) Such Selling Stockholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer or other defect in title.

            (b) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law (except such as may be required under the Act or state securities or Blue Sky laws governing the purchase and distribution of the Shares), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title.

            (c) This Agreement and the Custody Agreement have been duly authorized, and in the case of this Agreement, when executed and delivered on behalf of such Selling Stockholder in accordance with the Custody Agreement, have been duly executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and except as enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

            (e) Such Selling Stockholder has reviewed the Registration Statement and the Prospectus. The information contained in the Registration Statement and Prospectus and any amendment or supplement thereto relating to such Selling Stockholder is accurate and complete in all material respects. As to information contained in the Registration Statement and the Prospectus not relating to such Selling Stockholder, to the best knowledge of such Selling Stockholder the Registration Statement and the Prospectus and any amendment or supplement thereto do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (f) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

            (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

            9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter ( or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter set forth in Section 9(a) hereof but only with respect to information relating to such Selling Stockholder and subject to the limitations set forth in Section 9(g) hereof. In case any action or claim shall be brought or asserted against any Underwriter or any such controlling person in respect of which indemnity may be sought against such Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company, and each Underwriter and any such controlling person shall have the rights and duties given to the Underwriters, under paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which each of the Selling Stockholders may otherwise have.

            (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholders and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in Section 9(a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, the Selling Stockholders or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholders and any such controlling person shall have the rights and duties given to the Underwriters by
paragraph (b) above.   The foregoing indemnity agreement shall be in addition to
any liability which the Underwriters may otherwise have.

            (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses. claims, damages, liabilities or expenses, as well as any other relevant
equitable considerations.   The relative benefits received by the Sellers on the
one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge. access to information and opportunity to correct or prevent such statement or omission.

            (f) The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person
who was not guilty of such fraudulent misrepresentation.   The Underwriters'
obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

            (g) Notwithstanding any other provision of this Section 9, the liability of any Selling Stockholder for indemnification or contribution under this Section 9 shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 2 hereof.

            (h) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such action, suit or proceeding.

            (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Sellers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, the Selling Stockholders or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 9.

            10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

            (c) You shall have received on the Closing Date an opinion of Jackson & Walker, L.L.P., counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

            (ii) Each Subsidiary that is a corporation has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization; OLC is a limited liability company duly organized and validly existing under the laws in the jurisdiction of its organization; each Subsidiary has full corporate or limited liability company, as the case may be, power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); all the outstanding shares of capital stock of each of the Subsidiaries other than OLC have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance, except as described in the Prospectus; and all the outstanding membership interests in OLC have been duly authorized and validly issued and 85% of such interests are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as disclosed in the Prospectus.

            (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

            (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

            (v) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

            (vi) The form of certificate for the Shares conforms to the requirements of the Delaware General Corporation Law;

            (vii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

            (viii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

            (ix) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

            (x) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company, or any of the Subsidiaries, or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries, or any of their respective properties;

            (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (accept as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

            (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

            (xiii) To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company, or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required. as the case may be;

            (xiv) To the best knowledge of such counsel after reasonable inquiry, neither the Company, nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or any of the Subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company, or any of the Subsidiaries, the effect of which could have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

            (xv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

            (xvi) Other than with respect to the Shares being registered pursuant to the Registration Statement, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

            (xvii) Except as described in or contemplated by the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and such counsel knows of no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares;

            (xviii) To the knowledge of such counsel, the Company, and each Subsidiary, is in material compliance with all Environmental Laws and there are no circumstances that would prevent or materially interfere with such compliance in the future;

            (xix) Except as set forth in the Registration Statement or Prospectus, to the knowledge of such counsel, there is no material Environmental Claim pending against the Company, or the Subsidiaries, and there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that could form the basis of any Environmental Claim against the Company, or the Subsidiaries;

            (xx) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their respective terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of their obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

            (xxi) To the knowledge of such counsel, each Selling Stockholder has full legal right, power and authorization and any approval required by law to sell, assign, transfer and deliver good and marketable title to the Shares such Selling Stockholder has agreed to sell pursuant to this Agreement; and upon delivery of such Shares pursuant to this Agreement and payment therefor as contemplated herein and assuming that the several Underwriters are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"), the Underwriters will acquire good and marketable title to such Shares free and clear of any adverse claim (within the meaning of Section 8-302 of the U.C.C.);

            (xxii) To the knowledge of such counsel, the execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument to which any Selling Stockholder is a party or by which any of them or any of their respective assets or property is bound, or any court order or decree or any law, rule, or regulation known to such counsel applicable to any Selling Stockholder or to any of the respective property or assets of any Selling Stockholder;

            (xxiii) Neither the execution, delivery or performance of the Acquisition Agreements, compliance by the Company and the Subsidiaries with the provisions thereof nor consummation by the Company and the Subsidiaries of the transactions contemplated thereby conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under, the certificates or articles of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or is known to such counsel after reasonable inquiry (except where appropriate waivers or consents thereto have heretofore been obtained by the Company), or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling, judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties; and

            (xxiv) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

            In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to the laws of any jurisdiction other than the United States or the State of Texas, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is addressed and delivered to the Representatives and is in form and substance satisfactory to them and their counsel and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

            (d) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (v), (vi), (xii) and (xxiii) of the foregoing paragraph (c) and such other related matters as you may request.

            (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen, LLP and Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you.

            (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(f) and in
Section 10(g) hereof.

            (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (h) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders as to the matters set forth in this Section 10(h) and in Section 10(i) hereof.

            (i) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

            (j) The Shares shall have been listed or approved for listing upon notice of issuance on the New York Stock Exchange.

            (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

            Any certificate or document signed by any officer of the Company or by or on behalf of any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or such Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

            11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

            12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

            If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the

Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

            Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

            13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Sellers, by notice to the Company and the Attorneys-in-Fact, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

            15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Three Lincoln Centre, Suite 1540, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Richard J. D'Amico, Senior Vice President and General Counsel; (ii) if to the Selling Stockholders, at
________________________________, Attention:                ; or (iii) if to
you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

            This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the Selling Stockholders and the controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

            16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.


                                           Very truly yours,

                                           PHYSICIANS RESOURCE GROUP, INC.



                                           By:_______________________________

                                           EACH OF THE SELLING STOCKHOLDERS
                                            NAMED IN SCHEDULE I HERETO



                                           By:_______________________________
                                              As Attorney-in-Fact



                                           By:_______________________________
                                              As Attorney-in-Fact



Confirmed as of the date
first above mentioned on
behalf of themselves and the
other several Underwriters
named in Schedule II hereto.


SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
VOLPE, WELTY & COMPANY

As Representatives of the Several Underwriters

By:  SMITH BARNEY INC.



By:_________________________________
     Managing Director

                                   SCHEDULE I

                        PHYSICIANS RESOURCE GROUP, INC.


                              Selling Stockholders


                                                                   SHARES
NAME                                                             TO BE SOLD
- ----                                                             ----------
William Aden, M.D..............................................      55,736
Robert Alongi, O.D.............................................         446
Robert Alpert..................................................      18,936
John D. Armstrong, M.D.........................................      10,000
Perry S. Binder, M.D...........................................       2,973
Paul A. Blacharski, M.D........................................       5,202
Basil Bourque..................................................       2,973
Earl R. Bryant.................................................       9,289
James E. Burnes, M.D...........................................       8,229
Edmund L. Burnett, M.D.........................................       6,317
William K. Chow................................................         743
Chrismatt Capital Corporation..................................      31,894
Gregory T. Clariday, M.D.......................................      18,579
Boyce Craig, M.D...............................................         743
William L. Decker, M.D.........................................      52,020
Craig M. DeClark, O.D..........................................         743
Loren L. Denler, M.D...........................................      77,417
David D. Dulaney, M.D..........................................       8,918
John L. Elfervig, M.D..........................................      10,000
Fairfield Management, L.L.C....................................      34,315
Allan H. Fradkin, M.D..........................................      14,863
Lawrence A. Gans, M.D..........................................       8,918
John Gilbert...................................................      19,413
Daniel Gold, M.D...............................................      18,579
Daniel I. Goldman, M.D.........................................      52,020
James M. Gordon, M.D...........................................      37,157
Michael Gordon, M.D............................................       2,973
Henry T. Grizzard, M.D.........................................      20,065
Charles P. Haddad, O.D.........................................         743
Steve Harter...................................................      37,157
John R. and Nancy Shepherd Family Trust........................      40,526
Lowell Jones, Jr., O.D.........................................       8,175
Jeffrey Klein..................................................      13,343
Lacy A. Koonce, M.D............................................       7,431
Michael S. Lang................................................      74,314


                                                                    SHARES
NAME                                                               TO BE SOLD
- ----                                                               ----------
Mann Berkeley Eye Center.......................................      22,294
Lynn B. McMahan, M.D...........................................     185,786
Fred L. McMillan, M.D..........................................      17,092
Sean F. McNamara...............................................       3,716
Bernard A. Milstein, M.D.......................................       7,431
Michael Minadeo, M.D...........................................      35,671
Charles R. Moore, M.D..........................................      20,564
Norris L. Newton, Jr., M.D.....................................      19,713
Norris L. Newton, Sr., M.D.....................................      39,329
Daniel J. O'Connor, M.D........................................      16,956
Patrick O'Shaughnessy..........................................       2,773
Alan Osofsky...................................................       2,973
John Pinto.....................................................         557
The Post Charitable Trust......................................      56,984
Charles Post, Jr., M.D.........................................      28,492
The Post Children's Trust......................................      51,901
James A. Price, M.D............................................      14,863
Mark Pytosh....................................................       9,877
Oscar Ramos, O.D...............................................       1,784
Ned M. Reinstein, M.D..........................................       2,085
Joseph Remke, III, O.D.........................................       1,263
Philip Roholt, M.D.............................................       4,013
Charles A. Sargent, M.D........................................       8,175
Carl Shibata, M.D..............................................       4,747
Gregory L. Solomon.............................................      18,579
Steven O. Hansen Separate Property Trust, dated August 28, 1995       6,688
Mark Sulam.....................................................       5,198
Rick Talbot....................................................       1,347
The Tooma Family Trust.........................................     115,931
Wasatch Capital Corporation c/o Michael Baker..................      37,157
Bert Wollen....................................................       4,287
Art Woods, M.D.................................................      37,158
Dominick Zarcone...............................................       3,466
                                                                  ---------
     Total.....................................................   1,500,000
                                                                  =========

                                  SCHEDULE II

                        PHYSICIANS RESOURCE GROUP, INC.

                                  Underwriters


                                                                 NUMBER OF
NAME                                                              SHARES
- ----                                                             ---------
Smith Barney Inc..............................................
Alex. Brown & Sons Incorporated...............................
Volpe, Welty & Company........................................

                                                                 ---------
Total..........................................................  5,000,000

                                  SCHEDULE III

                        PHYSICIANS RESOURCE GROUP, INC.


                             Acquisition Agreements

1. Amended and Restated Agreement and Plan of Merger, dated as of December 22, 1995, among Physicians Resource Group, Inc., EyeCorp., Inc. and PRG Acquisition Corporation.

2. Asset Purchase Agreement, dated November 30, 1995, by and among Barnet-Dulaney Eye Center, P.L.L.C., Ronald W. Barnet, M.D., David D. Dulaney, M.D., Robert B. Pinkert, O.D., Scott A. Perkins, M.D. and Sun Valley Acquisition Corporation

3. Asset Purchase Agreement, dated November 29, 1995, by and among Four Quarters, Inc., PRG Nevada Acquisition Corporation, Rudy R. Manthei, D.O., Scott Manthei, D.O., Douglas C. Lorenz, D.O. and Physicians Resource Group, Inc.

4. Asset Purchase Agreement, dated December 6, 1995, by and among John R. Shepherd, M.D., Ltd., John R. Shepherd, M.D., Steven Hansen, M.D., PRG Nevada Acquisition Corporation II, Inc. and Physicians Resource Group, Inc.

5. Agreement and Plan of Reorganization, dated December 6, 1995, by and among Shepherd Eye Surgicenter, Ltd., John R. Shepherd, M.D., Steven Hansen, M.D., PRG Nevada Acquisition Corporation II, Inc. and Physicians Resource Group, Inc.

6. Agreement and Plan of Reorganization, November 29, 1995, by and among Manthei, Manthei, Lorenz & Hatcher, Ltd. d/b/a Nevada Eye and Ear, Rudy R. Manthei, D.O., Douglas C. Lorenz, D.O., Scott Manthei, D.O., PRG Nevada Acquisition Corporation and Physicians Resource Group

7. Agreement and Plan or Reorganization, December 7, 1995, by and among William Lipsky, M.D., P.A., William Lipsky, M.D., William Wynn McMullen, M.D., PRG Texas Acquisition Corporation I, Inc. and Physicians Resource Group, Inc.

8. Agreement and Plan of Reorganization, dated December 7, 1995, by and among The Clariday Eye Center, P.A., Gregory T. Clariday, M.D., PRG Texas Acquisition Corporation II, Inc. and Physicians Resource Group, Inc.

9. Asset Purchase Agreement, dated November 11, 1995, by and among Mann Berkeley Eye Center, P.A., Paul Michael Mann, M.D., Ralph G. Berkelely, M.D., and Sun Valley Acquisition Corporation

10. Asset Purchase Agreement, dated February 29, 1996, by and among Dr. Elliot M. Kirstein & Associates, Inc., Elliot M. Kirstein, D.O., PRG Ohio, Inc. and Physicians Resource Group, Inc.

11. Agreement and Plan of Reorganization, dated December 7, 1995, by and among Oklahoma Eye Associates, Inc., Robert A Hummel, M.D., PRG OK Acquisition Corporation I, Inc. and Physicians Resource Group, Inc.

12. Agreement and Plan of Reorganization, dated November 22, 1995, by and among Sandusky Ophthalmology, Inc., John M. Parschauer, M.D., Kenneth
      E. Parschauer, M.D., PRG Ohio Acquisition Corporation and Physicians Resource Group, Inc.

13.   Asset Purchase Agreement, dated November 29, 1995, by and among
      EXCIMER, Inc., PRG Nevada Acquisition Corporation, Rudy R. Manthei, D.O., Douglas C. Lorenz, D.O. and Physicians Resource Group, Inc.

14. Agreement and Plan of Reorganization, dated December 7, 1995, by and among Daniel I. Goldman, M.D., P.A., Daniel I. Goldman, M.D., PRG Texas Acquisition Corporation III, Inc. and Physicians Resource Group, Inc.

15. Agreement and Plan of Reorganization, dated November 28, 1995, by and among Ophthalmology Associates, Inc., Dr. Ned M. Reinstein, M.D., Dr. Hubert L. McClure, M.D., PRG OK Acquisition Corporation III, Inc. and Physicians Resource Group, Inc.

16. Agreement and Plan of Reorganization, dated April 9, 1996, by and among John M. Haley, M.D., P.A., John M. Haley, M.D., Texas PRG II, Inc. and Physicians Resource Group, Inc.

17. Agreement and Plan of Reorganization, dated April 9, 1996, by and among Shelby A. Wyll, M.D., P.A., Shelby A. Wyll, M.D., Texas PRG III, Inc. and Physicians Resource Group, Inc.

18.   Stock Purchase Agreement, dated March 19, 1996, by and among
      Physicians Resource Group, Inc., James A. Price, M.D., Ben F. House M.D., Bruce E. Herron, M.D., Arthur H. Woods, M.D., and Mark R. Bateman, M.D.

19. Agreement and Plan of Reorganization, dated April 11, 1996, by and among Texas PRG IV, Inc., Physicians Resource Group, Inc., William H. Marr, M.D., P.A., and William H. Marr, M.D.

20. Agreement and Plan of Reorganization, dated April 16, 1996, by and among Texas PRG V, Inc., Physicians Resource Group, Inc., Medical & Surgical Eye Associates, P.A., and Robert G. Burlingame, M.D.

21. Agreement and Plan of Reorganization, dated April 16, 1996, by and among Texas PRG VI, Inc., Physicians Resource Group, Inc., Rudolf Churner, M.D., Professional Association, and Rudolph Churner, M.D.

22. Agreement and Plan of Reorganization, dated April 17, 1996, by and among PRG SC Acquisition Corporation, Physicians Resource Group, Inc., Associates in Ophthalmology, Professional Association, and Thomas A. Whitaker, M.D. and Reuben R. Tipton, III, M.D.


                                       2